__________

EMPLOYMENT AGREEMENT

Between:

MIV THERAPEUTICS, INC.

And:

DR. I. MARK LANDY

MIV Therapeutics, Inc.
#1 - 8765 Ash Street, Vancouver, British Columbia, Canada, V6P 6T3

__________

EMPLOYMENT AGREEMENT

                       THIS EMPLOYMENT AGREEMENT is made and dated for reference effective as at 1st Day of January 2008, and fully executed on this 15th Day of January 2008.

BETWEEN:

MIV THERAPEUTICS, INC., a company incorporated under the
laws of the State of Nevada, U.S.A., and having an executive office and an address for notice and delivery located at #1 - 8765
Ash Street, Vancouver, British Columbia, Canada, V6P 6T3

(the "Company");

OF THE FIRST PART

AND:

DR. I MARK LANDY, an individual residing in the State of
Georgia, U.S.A., and having an address for notice and delivery located at 880 Glengate Place, Atlanta, Georgia, U.S.A., 30328

(the "Employee");

OF THE SECOND PART

(the Company and the Employee being hereinafter singularly also referred to as a "Party" and collectively referred to as the "Parties"
as the context so requires).

                       WHEREAS:

A.                    The Company is a reporting company incorporated under the laws of the State of Nevada, U.S.A., and has its common shares listed for trading on the NASD Over-The-Counter Bulletin Board;

B.                    The Employee has expertise in and specializes in providing valuable management and financing services to both junior bio-medical and technology sector reporting and non-reporting companies

C.                    The Company is involved in the principal business of designing, developing and manufacturing a new generation of implantable medical devices that will utilize the Company's advanced biocompatible stent coating and drug-delivery technologies (collectively, the "Business"); and, as a consequence thereof, the Company desire to employ the Employee as its President and Chief Executive Officer ("CEO"), and the Employee desires to accept such employment ;

D.                    The Parties hereto have agreed to enter into this Agreement which shall serve to supersede all previous Agreements between the parties;

                       NOW THEREFORE THIS AGREEMENT WITNESSETH that, in consideration of the mutual covenants and provisos herein contained, THE PARTIES HERETO AGREE AS FOLLOWS:

Article 1
DEFINITIONS, INTERPRETATION, SCHEDULE AND ENTIRE AGREEMENT

1.1                   Definitions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, the following words and phrases shall have the following meanings:

(a)         "Advance" has the meaning ascribed to it in section "3.6" hereinbelow;

(b)         "Agreement" means this Employment Agreement as from time to time supplemented or amended by one or more agreements entered into pursuant to the applicable provisions hereof, together with any Schedules attached hereto;

(c)         "Arbitration Act" means the International Commercial Arbitration Act (British Columbia) and pursuant to the rules and procedures of the British Columbia International Arbitration Centre, as amended from time to time, as set forth in Article "9" hereinbelow;

(d)         "Benefits" has the meaning ascribed to it in section "4.9" hereinbelow;

(e)         "Board of Directors" means the Board of Directors of the Company as duly constituted from time to time;

(f)         "Bonus" has the meaning ascribed to it in section "4.4" hereinbelow;

(g)         "Business" has the meaning ascribed to it in recital "C." hereinabove.

(h)         "business day" means any day during which Canadian Chartered Banks are open for business in the City of Vancouver, Province of British Columbia, Canada;

(i)         "Change in Control" means, in relation to sections "3.3" and "4.7" hereinbelow, the occurrence of any of the following events:

(i)        the acquisition, whether direct or indirect, of voting shares of the Company in excess of 51% of the issued and outstanding voting shares of the Company by a person or group of persons acting in concert, other than through an employee share purchase plan or employee share ownership plan and other than by persons who are, or who are controlled by, the existing shareholders of the Company;

(ii)       any change or changes in the composition of the Board of Directors of the Company from the Effective Date such that less than a majority of the Board of Directors continues to consist of directors who are continuing directors (each a "Continuing Director"). In this regard Continuing Director means an individual who is a member of the Board of Directors as of the Effective Date, or who becomes a member of the Board of Directors subsequent to the Effective Date with the approval of a majority of the Directors who were Continuing Directors as of the Effective Date;

(iii)      a merger of the voting shares of the Company where the voting shares of the resulting merged company are owned or controlled by shareholders of whom more than 51% are not the same as the shareholders of the Company immediately prior to the merger; or

(iv)       a sale by the Company of substantially all of the assets of the Company to an entity that is not controlled by either the shareholders of the Company or by the Company;

(j)         "Company" means MIV Therapeutics, Inc., a company incorporated under the laws of the State of Nevada, U.S.A., or any successor company, however formed, whether as a result of merger, amalgamation or other action;

(k)         "Company's Non-Renewal Notice" has the meaning ascribed to in section "3.2" hereinbelow;

(l)         "Effective Date" has the meaning ascribed to in section "3.1" hereinbelow;

(m)         "Effective Termination Date" has the meaning ascribed to it in each of sections "3.3", "3.4", "3.5", "3.6" and "5.3" hereinbelow;

(n)         "Exchange Act", "Form S-8 Registration Statement", "SEC", "Registration Statement" and "Securities Act" have the meanings ascribed to them in section "4.8" hereinbelow;

(o)         "Employee" means Dr. I. Mark Landy;

(p)         "Expenses" has the meaning ascribed to it in section "4.5" hereinbelow;

(q)         "Fee" has the meaning ascribed to it in section "4.1" hereinbelow;

(r)         "Initial Term" has the meaning ascribed to it in section "3.1" hereinbelow;

(s)         "General Services" has the meaning ascribed to it in section "2.1" hereinbelow;

(t)         "Indemnified Party" has the meaning ascribed to it in section "7.1" hereinbelow;

(u)         "Notice of Termination Date" has the meaning ascribed to it in each of sections "3.3", "3.4", "3.5" and "5.3" hereinbelow;

(v)         "Option" has the meaning ascribed to it in section "4.7" hereinbelow;

(w)         "Option Plan" has the meaning ascribed to it in section "4.7" hereinbelow;

(x)         "Option Share" has the meaning ascribed to it in section "4.7" hereinbelow;

(y)         "OTCBB" means the NASD Over-The-Counter Bulletin Board;

(z)         "Parties" or "Party" means, individually and collectively, the Company, and/or the Employee hereto, as the context so requires, together with each of their respective successors and permitted assigns as the context so requires;

(aa)      "Property" has the meaning ascribed to it in section "5.4" hereinbelow;

(bb)      "Regulatory Approval" means the acceptance for filing, if required, of the transactions contemplated by this Agreement by the Regulatory Authorities;

(cc)      "Regulatory Authorities" and "Regulatory Authority" means, either singularly or collectively as the context so requires, such regulatory agencies who have jurisdiction over the affairs of either of the Company and/or the Employee and including, without limitation, and where applicable, the United States Securities and Exchange Commission, the NASDAQ, the OTCBB and all regulatory authorities from whom any such authorization, approval or other action is required to be obtained or to be made in connection with the transactions contemplated by this Agreement;

(dd)      "Severance Package" has the meaning ascribed to it in section "3.3" hereinbelow;

(ee)      "Subsidiary" means any company or companies of which more than 50% of the outstanding shares carrying votes at all times (provided that the ownership of such shares confers the right at all times to elect at least a majority of the directors of such company or companies) are for the time being owned by or held for that company and/or any other company in like relation to that company and includes any company in like relation to the subsidiary;

(ff)      "Vacation" has the meaning ascribed to it in section "4.6" hereinbelow.

1.2                   Interpretation. For the purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a)        the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, section or other subdivision of this Agreement;

(b)        any reference to an entity shall include and shall be deemed to be a reference to any entity that is a permitted successor to such entity; and

(c)        words in the singular include the plural and words in the masculine gender include the feminine and neuter genders, and vice versa.

1.3                   Entire agreement. This Agreement constitutes the entire agreement to date between the Parties hereto and supersedes every previous agreement, communication, expectation, negotiation, representation or understanding, whether oral or written, express or implied, statutory or otherwise, between the Parties hereto with respect to the subject matter of this Agreement and including, without limitation, any agreement between the Company and any entity of which Employee was the sole owner.

Article 2
GENERAL SERVICES AND DUTIES OF THE EMPLOYEE

2.1                   General Services. During the Initial Term and during the continuance of this Agreement the Company hereby agrees to employEmployee as its President and CEO and the Employee hereby agrees to be subject to the direction and supervision of, and to have the authority as is delegated to him by, the Board of Directors consistent with such position, and the Employee also agrees to accept such position in order to provide such related services as the Board of Directors shall, from time to time, reasonably assign to the Employee and as may be necessary for the ongoing maintenance and development of the Company's various Business interests during the Initial Term and during the continuance of this Agreement (collectively, the "General Services"); it being expressly acknowledged and agreed by the Parties hereto that the Employee shall initially commit and provide to the Company the General Services on a non-exclusive, however, priority basis during the Initial Term and during the continuance of this Agreement for which the Company, as more particularly set forth hereinbelow, hereby agrees to pay and provide to the order and direction of the Employee each of the proposed compensation amounts as set forth in Articles "4" hereinbelow.

                       In this regard it is hereby acknowledged and agreed that the Employee shall be entitled to communicate with and shall rely upon the immediate advice, direction and instructions of the Chairman of the Board of Directors of the Company, or upon the advice or instructions of such other director or officer of the Company as the Chairman of the Board of Directors of the Company shall, from time to time, designate in times of the Chairman's absence, in order to initiate, coordinate and implement the General Services as contemplated herein subject, at all times, to the final direction and supervision of the Board of Directors.

2.2                   Additional duties respecting the General Services. Without in any manner limiting the generality of the General Services to be provided as set forth in section "2.1" hereinabove, it is hereby also acknowledged and agreed that Employee will, during the Initial Term and during the continuance of this Agreement, serve as a member of he Boad of Directors of the Company, and shall devote a reasonable portion of the Employee's time to the General Services of the Employee as may be determined and required by the Board of Directors of the Company for the performance of said General Services faithfully, diligently, to the best of the Employee's abilities and in the best interests of the Company and, furthermore, that the Employee's time will be prioritized at all times for the Company in that regard. Notwithstanding the above, nothing herein shall be deemed to limit Employee's right to conduct such other business or to perform other, non-competing services to another entity that does not compete with the business of the Company.

2.3                   Adherence to rules and policies of the Company. The Employee hereby acknowledges and agrees to abide by the reasonable rules, regulations, instructions, personnel practices and policies of the Company and any changes therein which may be adopted from time to time by the same as such rules, regulations, instructions, personnel practices and policies may be reasonably applied to the Employee.

Article 3
INITIAL TERM, RENEWAL AND TERMINATION

3.1                   Effectiveness and Initial Term of the Agreement. The initial term of this Agreement (the "Initial Term") is for a period of five years commencing on January 1, 2008 (the "Effective Date"), however, is subject, at all times, to the Company's prior receipt, if required, of Regulatory Approval from each of the Regulatory Authorities to the terms and conditions of and the transactions contemplated by this Agreement.

3.2                   Renewal by the Company after the Initial Term. Subject at all times to sections "3.3", "3.4", "3.5" and "5.3" hereinbelow, this Agreement shall renew automatically if not specifically terminated in accordance with the following provisions. The Company agrees to notify the Employee in writing at least 180 calendar days prior to the end of the Initial Term of its intent not to renew this Agreement (the "Company's Non-Renewal Notice"). Should the Company fail to provide a Company's Non-Renewal Notice this Agreement shall automatically renew on a one year to one year term renewal basis after the Initial Term until otherwise specifically renewed in writing by each of the Parties hereto for a different term, or otherwise, terminated as provided herein.Any such renewal on a one year basis shall be on the same terms and conditions contained herein unless modified and agreed to in writing by the Parties in advance.

3.3                   Termination without cause by the Company and Severance Package. Notwithstanding any other provision of this Agreement, this Agreement may be terminated by the Company at any time after the Effective Date and during the Initial Term and during the continuance of this Agreement upon the Company's delivery to the Employee of prior written notice of its intention to do so (the "Notice of Termination" herein) at least 90 calendar days prior to the effective date of any such termination (the end of such 90-day period from such Notice of Termination being the "Effective Termination Date" herein). In any such event the Employee's ongoing obligation to provide the General Services will immediately cease upon the date of the Notice of Termination, however, the Company shall continue to be obligated to provide and to pay to the Employee all of the amounts otherwise payable to the Employee under Article "4" hereinbelow until the Effective Termination Date. In this regard, and in addition to all of the amounts otherwise due and payable to the Employee under Article "4" hereinbelow until the Effective Termination Date, the Company shall also pay and provide to the Employee the following amounts in the following manner, however, subject, at all times, to the Employee's ongoing compliance with the Employee's obligations under Article "5" hereinbelow, such ongoing compensation representing the Employee's clear and unequivocal severance for the early termination by the Company without cause of this Agreement prior to the completion of the Initial Term:

(a)        an additional severance cash payment equating to an aggregate of 36 months of the annual salary in effect as of the Effective Termination Date payable within 14 calendar days of the Effective Termination Date;

(b)        In the event that Employee is terminated without cause by the Company due to a Change in Control, then in addition to any of the benefits provided to the Employee under this Section, Employee is entitled to receive an additional severance cash payment equal to his annual salary in effect as of the Effective Termination Date multiplied by the number of years the Employee has been employed as an employee or director of the Company, whichever is greater, payable within fourteen (14) calendar days of the Effective Termination Date.

(c)        any Expense payment reimbursements which would then be due and owing by the Company to the Employee to the date of the Effective Termination Date and, subject to the Employee's prior compliance with the provisions of section "4.5" hereinbelow, payable within 14 calendar business days of the Effective Termination Date;

(d)        any Vacation pay which would then be due and owing by the Company to the Employee to the date of the Effective Termination Date and payable within 14 calendar days of the Effective Termination Date;

(e)        subject to the provisions of sections "4.7" and "4.8" hereinbelow, confirmation that all of the Employee's then issued and outstanding and vested Options in and to the Company as at the Effective Termination Date are exercisable for a period of two years from the Effective Termination Date; and

(f)        confirmation that all of the Employee's then Benefits coverage will be extended to the Employee for a period ending three (3) years from the Effective Termination Date;

with the aggregate of each such obligation of the Company to the Employee under each of paragraphs "(a)", "(b)", "(c)", "(d)" and "(e)" hereinabove being herein collectively referred to as the "Severance Package".

3.4                   Termination without Cause by the Employee. Notwithstanding any other provision of this Agreement, this Agreement may be terminated by the Employee at any time after the Effective Date and during the Initial Term and during the continuance of this Agreement upon the Employee's delivery to the Company of prior written notice of its intention to do so (the "Notice of Termination" herein) at least 90 calendar days prior to the effective date of any such termination (the end of such 90-day period from such Notice of Termination being the "Effective Termination Date" herein). In any such event the Employee's ongoing obligation to provide the General Services will continue only until the Effective Termination Date and the Company's ongoing obligation to provide and to pay to the Employee all of the amounts otherwise payable to the Employee under Article "4" hereinbelow will continue only until the Effective Termination Date. Notwithstanding anything herein to the contrary, and subject to the provisions of sections "4.7" and "4.8" herein below, all of the Employee's then issued and outstanding and vested Options in and to the Company as at the Effective Termination Date are exercisable for a period of two years from the Effective Termination Date.

3.5                   Termination by the Employee for any Change in Control. Notwithstanding any other provision of this Agreement, this Agreement may be terminated by the Employee at any time after the Effective Date and during the Initial Term and during the continuance of this Agreement upon the Employee's delivery to the Company of prior written notice of its intention to do so (the "Notice of Termination" herein) at least 30 calendar days prior to the effective date of any such termination (the end of such 30-day period from such Notice of Termination being the "Effective Termination Date" herein) if the Employee determines that the occurrence of any event or series of event constitutes or may constitute, upon fruition, a Change in Control of the Company. Upon receipt of such Notice of Termination the Company shall have until 14 calendar days prior to the Effective Termination Date to respond to the Employee respecting the Company's determination of whether or not a Change in Control has occurred or will occur. Any dispute as amongst the Parties respecting any such Change in Control determination shall be determined by arbitration in accordance with Article "9" hereinbelow.

                       In any such event the Employee's ongoing obligation to provide the General Services will immediately cease upon the date of the Notice of Termination, however, the Company shall continue to be obligated to provide and to pay to the Employee all of the amounts otherwise payable to the Employee under Article "4" hereinbelow until the Effective Termination Date. In this regard, and in addition to all of the amounts otherwise due and payable to the Employee under Article "4" hereinbelow until the Effective Termination Date, should it either be agreed by the Parties or determined by arbitration in accordance with Article "9" hereinbelow that a Change in Control has in fact occurred or will occur, the Company shall also pay and provide to the Employee the entire Severance Package as detailed in section "3.3" hereinabove subject, at all times, to the Employee's ongoing compliance with the Employee's obligations under Article "5" hereinbelow, such ongoing compensation again representing the Employee's clear and unequivocal severance for the early termination by the Company without cause of this Agreement.. Further all such unvested shares and unvested Stock Options as issued to the Employee as of the date of the Change in Control being herewith defined as the Effective Termination Date shall vest immediately.

3.6                   Termination for cause by any Party and Advance. Notwithstanding any other provision of this Agreement, this Agreement may be terminated by any Party hereto at any time upon written notice to the other Party of such Party's intention to do so (the "Notice of Termination" herein) at least 14 calendar days prior to the effective date of any such termination (the end of such 14-day period from such Notice of Termination being the "Effective Termination Date" herein), and damages sought, if:

(a)        the other Party fails to cure a material breach of any provision of this Agreement within 30 calendar days from its receipt of written notice from said Party (unless such material breach cannot be reasonably cured within said 30 calendar days and the other Party is actively pursuing to cure said material breach);

(b)        the other Party is willfully non-compliant in the performance of its respective duties under this Agreement within 30 calendar days from its receipt of written notice from said Party (unless such willful non-compliance cannot be reasonably corrected within said 30 calendar days and the other Party is actively pursuing to cure said willful non-compliance);

(c)        the other Party commits fraud or serious neglect or misconduct in the discharge of its respective duties hereunder or under the law; or

(d)        the other Party becomes adjudged bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy, and where any such involuntary petition is not dismissed within 30 calendar days.

                       In any such event the Employee's ongoing obligation to provide the General Services will continue only until the Effective Termination Date and the Company shall continue to pay to the Employee all of the amounts otherwise payable to the Employee under Article "4" hereinbelow until the Effective Termination Date.

                       In this regard, and in the event that the Company terminates this Agreement at any time for cause by providing 30 calendar days' prior written notice to the Employee with respect to either of paragraphs "(a)" or "(b)" only hereinabove, the Company shall pay to the Employee all of the amounts otherwise due or payable to the Employee by the Company pursuant to Article "4" hereinbelow until the Effective Termination Date (collectively, the "Advance"); and which Advance may then be utilized by the Employee to either cure or correct any material breach or willful non-compliance consequent thereon; failing which the Company may then offset or claim any such Advance as against any other amounts which may then be due and owing by the Company to the Employee under the terms and conditions of this Agreement. In addition, and should it then be either agreed by the Company or determined by arbitration in accordance with Article "9" hereinbelow that the Employee had, in fact, appropriately terminated this Agreement for cause, the Company shall then be obligated to provide and pay to the Employee all of the amounts which comprise the Severance Package in the manner as set forth in section "3.4" hereinabove.

3.7                   Disability or death. Notwithstanding any other provision of this Agreement, this Agreement may be terminated at any time by any Party within 14 calendar days after the death or disability of the Employee, as a without fault termination (the resulting effective date of any such termination being herein also the "Effective Termination Date"). For the purposes of this Agreement the term "disability" shall mean the Employee shall have been unable to provide the General Services contemplated under this Agreement for a period of 90 consecutive calendar days,during any 360 calendar day period, due to a physical or mental disability. A determination of disability shall be made by a physician satisfactory to both the Employee and the Company; provided that if the Employee and the Company do not agree on a physician, the Employee and the Company shall each select a physician and these two together shall select a third physician whose determination as to disability shall be binding on all Parties. In the event that the Employee's employment is terminated by death or because of disability during the performance of his duties pursuantto this Agreement, the Company shall pay to the estate of the Employee or to the Employee, as the case may be, all amounts to which the Employee would otherwise be entitled under Article "3.5"as of the Effective Termination Date.

3.8                   Additional severance upon cessation of Employee as President or CEO. Notwithstanding any other provision of this Agreement, and in consideration of Employee's present agreement to accept and maintain the responsibilities imposed upon him as the current President or CEO and a director of the Company and continuing from the effective date hereof, it is hereby acknowledged and agreed that, should Employee's position as the President or CEO of the Company cease or be terminated for any reason whatsoever subsequent to the Effective Date of this Agreement and including, without limitation, by virtue of Employee's resignation as the President or CEO of the Company, then the Company shall be obligated to pay to Employee an additional severance cash payment of U.S. $100,000.00 within 10 calendar days of the effective date of such cessation or termination as President of the Company.

3.9                   Effect of Termination. Terms of this Agreement relating to accounting, payments, confidentiality, accountability for damages or claims and all other matters reasonably extending beyond the terms of this Agreement and to the benefit of the Parties hereto or for the protection of the Business interests of the Company shall survive the termination of this Agreement, and any matter of interpretation thereto shall be given a wide latitude in this regard. In addition, and without limiting the foregoing, each of sections "3.2", "3.3", "3.4", "3.5", "3.6", "3.7", "3.8" and "5.3" herein shall survive the termination of this Agreement.

Article 4
COMPENSATION OF THE EMPLOYEE

4.1                   Salary. It is hereby acknowledged and agreed that the Employee shall render the General Services as defined hereinabove during the Initial Term and during the continuance of this Agreement and shall thus be compensated from the Effective Date of this Agreement to the termination of the same by way of the payment by the Company to the Employee the gross annual salary of not less than U.S. $360,000.00 (the "Salary"). All such Salary will be due and payable by the Company to the Employee bi-monthly and on or about the fifteenth and thirtieth day of each month of the then monthly period of service during the continuance of this Agreement subject to all applicable tax witholdings.

4.3                   Increase in Salary. It is hereby acknowledged that the Salary payable under this Agreement shall be reviewed and renegotiated to such higher salary amount as agreed upon, at the request of either Party not less than annually during the continuance of this Agreement and, in the event that the Parties cannot agree, then the Salary shall be increased on an annual basis by the greater of (i) 10% or (ii) the percentage which is the average percentage of all increases to management salaries and fees within the Company during the previous 12-month period. Any dispute respecting either the effectiveness or magnitude of the Salary hereunder shall be determined by arbitration in accordance with Article "9" hereinbelow.

4.4                   Bonus payments. It is hereby also acknowledged that the Board of Directors shall, in good faith, consider the payment of reasonable industry standard annual bonuses (each being a "Bonus") based upon the performance of the Company and upon the achievement by the Employee and/or the Company of reasonable management objectives to be reasonably established by the Board of Directors (after reviewing proposals with respect thereto defined by the Employee in the Employee's capacity as the President and CEO of the Company,These management objectives shall consist of both financial and subjective goals and shall be specified in writing by the Board of Directors, and a copy shall be given to the Employee prior to the commencement of the applicable year. The payment of any such Bonus shall be payable no later than within 120 calendar days of the ensuing year after any calendar year commencing on the Effective Date. Any dispute respecting either the effectiveness or the magnitude of any Bonus hereunder shall be determined by arbitration in accordance with Article "9" hereinbelow.

4.5                   Reimbursement of Expenses. It is hereby acknowledged and agreed that the Employee shall also be reimbursed for all direct and reasonable expenses actually and properly incurred by the Employee for the benefit of the Company (collectively, the "Expenses"); and which Expenses, it is hereby acknowledged and agreed, shall be payable by the Company to the Employeeas soon as conveniently possible after the prior delivery by the Employee to the Company of written substantiation on account of each such reimbursable Expense.

4.6                   Paid Vacation. It is hereby also acknowledged and agreed that, during the term of this Agreement, the Employee shall be entitled to four weeks paid vacation (collectively, the "Vacation"). In this regard it is further understood hereby that the Employee's entitlement to any such paid Vacation during any year (including the initial year) during the continuance of this Agreement will be subject, at all times, to the Employee's entitlement to only a pro rata portion of any such paid Vacation time during any year (including the initial year) and to the effective date upon which this Agreement is terminated prior to the end of any such year for any reason whatsoever.

4.7                   Options. Subject to the following and the provisions of section "4.8" hereinbelow, it is hereby acknowledged and agreed that the Employee will be granted, or will have already been granted, subject to the rules and policies of the Regulatory Authorities and applicable securities legislation, the terms and conditions of the Company's existing stock option plan (the "Option Plan") and the final determination of the Board of Directors, acting reasonably, an incentive stock option or options (each being an "Option") as follows:

a) 5,200,000 common shares at an exercise price of not more than U.S. $ 0.60 per share;

b) 1,045,000 common shares at an exercise price of not more than U.S. $ 0.55 per share;

and

c) 8,000,000 common shares at an exercise price of not more than U.S. $ 0.55 per share which shall vest as follows: 3,200,012 will vest immediately upon execution of this Agreement; 4,799,988 will vest ratably over thirty six (36) months commencing on the date of execution of this Agreement (133,333 per month).

all of which shall beexercisable for a period of not less than seven years from the date of grant; and such further number of Options to acquire an equivalent number of Option Shares of the Company as the Board of Directors may determine, in its sole and absolute discretion; and which Option or Options will be exercisable for such periods and at such exercise price or prices per Option Share as the Board of Directors may also determine, in its sole and absolute discretion, from time to time after the Effective Date hereof.

          In the event of termination of the Employee hereunder for any reason, or if the Employee no longer wishes to be employed by the Company for any reason, the Employee shall have two (2) years from the Effective Termination Date to exercise all vested Options.

          It is hereby acknowledged and agreed that the number of Options granted by the Company to the Employee hereunder shall be reviewed and renegotiated upward at the request of either Party on a reasonably consistent basis during the continuance of this Agreement and, in the event that the Parties cannot agree, then the number of Options shall be increased on an annual basis by the percentage which is the average percentage of all increases to management stock options within the Company during the previous 12-month period; and in each case on similar and reasonable exercise terms and conditions. Any dispute respecting either the effectiveness or magnitude of the final number and terms hereunder shall be determined by arbitration in accordance with Article "9" hereinbelow. Notwithstanding any other provision in any provision of this Agreement to the contrary, those options identified in subparagraph 4.7 (a) and (b) shall be deemed fully vested as of the date hereof. All options which are the subject of this Agreement are Incentive Stock Options (ISO's) as defined by the Internal Revenue Service. In the event the Internal Revenue Service determines that any or all such options are not ISOs and such determination causes Employee to incur tax obligations, the Company will reimburse Employee for the amount thereof. At no time shall the Options granted to Employee hereunder constitute less than six percent (6%) of the fully diluted shareholder ownership in the Company. The Company agrees that in the event such interest falls below six percent (6%), it shall grant to Employee additional Options at $.55 per share to Employee necessary to bring Employee shareholding up to six percent (6%) of the Company.

4.8                   Options subject to the following provisions. In this regard, and subject also to the following, it is hereby acknowledged and agreed that the exercise of any such Options shall be subject, at all times, to such vesting and resale provisions as may then be contained in the Company's Option Plan.In this regard, and in accordance with the terms and conditions of each final form of Option agreement, the Parties hereby also acknowledge and agree that:

(a)        Registration of Option Shares under the Options: the Company shall file with the United States Securities and Exchange Commission (the "SEC") a registration statement on Form S-8 (the "Form S-8 Registration Statement") within 60 calendar days after the Effective Date hereof covering the issuance of all Option Shares of the Company underlying the then issued Options, and such Form S-8 Registration Statement shall comply with all requirements of the United States Securities Act of 1933, as amended (the "Securities Act"). In this regard the Company shall use its best efforts to ensure that the Form S-8 Registration Statement remains effective as long as such Options are outstanding, and the Employee fully understands and acknowledges that these Option Shares will be issued in reliance upon the exemption afforded under the Form S-8 Registration Statement which is available only if the Employee acquires such Option Shares for investment and not with a view to distribution. The Employee is familiar with the phrase "acquired for investment and not with a view to distribution" as it relates to the Securities Act and the special meaning given to such term in various releases of the United States Securities and Exchange Commission (the "SEC");

(b)        Section 16 compliance: the Company shall ensure that all grants of Options are made to ensure compliance with all applicable provisions of the exemption afforded under Rule 16b-3 promulgated under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"). Without limiting the foregoing, the Company shall have an independent committee of the Board of Directors of the Company approve each grant of Options to the Employee and, if required, by the applicable Regulatory Authorities and the shareholders of the Company. The Company shall file, on behalf of the Employee, all reports required to filed with the SEC pursuant to the requirements of Section 16(a) under the Exchange Act and applicable rules and regulations;

(c)        Disposition of any Option Shares: the Employee further acknowledges and understands that, without in anyway limiting the acknowledgements and understandings as set forth hereinabove, the Employee agrees that the Employee shall in no event make any disposition of all or any portion of the Option Shares which the Employee may acquire hereunder unless and until:

(i)        there is then in effect a "Registration Statement" under the Securities Act covering such proposed disposition and such disposition is made in accordance with said Registration Statement; or

(ii)       (A) the Employee shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, (B) the Employee shall have furnished the Company with an opinion of the Employee's own counsel to the effect that such disposition will not require registration of any such Option Shares under the Securities Act and (C) such opinion of the Employee's counsel shall have been concurred in by counsel for the Company and the Company shall have advised the Employee of such concurrence; and

(d)        Payment for any Option Shares: it is hereby further acknowledged and agreed that, during the continuance of this Agreement, the Employee shall be entitled to exercise any Option granted hereunder in accordance with the Stock Option Plan or cashless exercise in the Employee's sole and absolute discretion.

4.9                   Benefits. It is hereby acknowledged and agreed that, during the continuance of this Agreement, the Employee shall be provided with a monthly stipend of U.S. $2,500 which the Employee may then utilize, in the Employee's sole and absolute discretion, in order to secure and pay for such medical services and life insurance plans in the United States as the Employee may so determine. In addition, it is hereby also acknowledged and agreed that, during the continuance of this Agreement, the Employee shall be entitled to participate fully in each of the Company's respective medical services plans and management and employee benefits program(s) (collectively, the "Benefits"). Benefits are increased annually in accordance with increases in Employee's Salary.

Article 5
ADDITIONAL OBLIGATIONS OF THE EMPLOYEE

5.1                   Reporting. At such time or times as may be required by the Board of Directors, acting reasonably, the Employee will provide the Board of Directors with such information concerning the results of the Employee's General Services and activities hereunder for the previous month as the Board of Directors may reasonably require.

5.2                   Opinions, reports and advice of the Employee. The Employee acknowledges and agrees that all written and oral opinions, reports, advice and materials provided by the Employee to the Company in connection with the Employee's employment hereunder are intended solely for the Company's benefit and for the Company's uses only, and that any such written and oral opinions, reports, advice and information are the exclusive property of the Company. In this regard the Employee covenants and agrees that the Company may utilize any such opinion, report, advice and materials for any other purpose whatsoever and, furthermore, may reproduce, disseminate, quote from and refer to, in whole or in part, at any time and in any manner, any such opinion, report, advice and materials in the Company's sole and absolute discretion. The Employee further covenants and agrees that no public references to the Employee or disclosure of the Employee's role in respect of the Company may be made by the Employee without the prior written consent of the Board of Directors in each specific instance and, furthermore, that any such written opinions, reports, advice or materials shall, unless otherwise required by the Board of Directors, be provided by the Employee to the Company in a form and with such substance as would be acceptable for filing with and approval by any Regulatory Authority having jurisdiction over the affairs of the Company from time to time.

5.3                   Employee's business conduct. The Employee warrants that the Employee shall conduct the business and other activities in a manner which is lawful and reputable and which brings good repute to the Company, the Company's business interests and the Employee. In particular, and in this regard, the Employee specifically warrants to provide the General Services in a sound and professional manner such that the same meets superior standards of performance quality within the standards of the industry or as set by the specifications of the Company. In the event that the Board of Directors has a reasonable concern that the business as conducted by the Employee is being conducted in a way contrary to law or is reasonably likely to bring disrepute to the business interests or to the Company's or the Employee's reputation, the Company may require that the Employee make such alterations in the Employee's business conduct or structure, whether of management or Board representation or employee representation, as the Board of Directors may reasonably require, in its sole and absolute discretion, failing which the Company, in its sole and absolute discretion, may terminate this Agreement upon prior written notice to the Employee to do so (the "Notice of Termination" herein) at least 30 calendar days prior to the effective date of any such termination (the end of such 30-day period from such Notice of Termination being the "Effective Termination Date" herein). In any such event the Employee's ongoing obligation to provide the General Services will continue only until the Effective Termination Date and the Company shall continue to pay to the Employee all of the amounts otherwise payable to the Employee under Article "4" hereinabove until the Effective Termination. In the event of any debate or dispute as to the reasonableness of the Board of Directors' request or requirements, the judgment of the Board of Directors shall be deemed correct until such time as the matter has been determined by arbitration in accordance with Article "9" hereinbelow.

5.4                   Right of ownership to the business and related Property. The Employee hereby acknowledges and agrees that any and all Company Business interests, together with any products or improvements derived therefrom and any trade marks or trade names used in connection with the same (collectively, the "Property"), are wholly owned and controlled by the Company. Correspondingly, neither this Agreement, nor the operation of the business contemplated by this Agreement, confers or shall be deemed to confer upon the Employee any interest whatsoever in and to any of the Property. In this regard the Employee hereby further covenants and agrees not to, during or after the Initial Term and the continuance of this Agreement, contest the title to any of the Property interests, in any way dispute or impugn the validity of the Property interests or take any action to the detriment of the Company's interests therein. The Employee acknowledges that, by reason of the unique nature of the Property interests, and by reason of the Employee's knowledge of and association with the Property interests during the Initial Term and during the continuance of this Agreement, the aforesaid covenant, both during the Initial Term of this Agreement and thereafter, is reasonable and commensurate for the protection of the legitimate business interests of the Company. As a final note, the Employee hereby further covenants and agrees to immediately notify the Company of any infringement of or challenge to the any of the Property interests as soon as the Employee becomes aware of the infringement or challenge.

                       In addition, and for even greater certainty, the Employee hereby assigns to the Company the entire right, title and interest throughout the world in and to all work performed, writings, formulas, designs, models, drawings, photographs, design inventions, and other inventions, made, conceived, or reduced to practice or authored by the Employee during the performance of this Agreement, or which are made, conceived, or reduced to practice, or authored with the use of information or materials of the Company either received or used by the Employee during the performance of this Agreement or any extension or renewal thereof. The Employee shall promptly disclose to the Company all works, writings, formulas, designs, models, photographs, drawings, design inventions and other inventions made, conceived or reduced to practice, or authored by the Employeeas set forth above. The Employee shall sign, execute and acknowledge, or cause to be signed, executed and acknowledged without cost to Company or its nominees, patent, trademark or copyright protection throughout the world upon all such works, writings, formulas, designs, models, drawings, photographs, design inventions and other inventions; title to which the Company acquires in accordance with the provisions of this section.

Article 6
ADDITIONAL OBLIGATIONS OF THE PARTIES

6.1                   Confidentiality. Each Party will not, except as authorized or required by its respective duties and obligations hereunder, reveal or divulge to any person, company or entity any information concerning the respective organization, business, finances, transactions or other affairs of the other Party hereto, or of any of the other Party's respective subsidiaries, if any, which may come to the Party's knowledge during the continuance of this Agreement, and each Party will keep in complete secrecy all confidential information entrusted to the Party and will not use or attempt to use any such information in any manner which may injure or cause loss either directly or indirectly to the other Party's respective business interests. This restriction will continue to apply after the termination of this Agreement without limit in point of time but will cease to apply to information or knowledge which may come into the public domain.

6.2                   Compliance with applicable laws. Each Party will comply with all U.S., Canadian and foreign laws, whether federal, provincial or state, applicable to its respective duties and obligations hereunder and, in addition, hereby represents and warrants that any information which the Party may provide to any person or company hereunder will, to the best of the Party's knowledge, information and belief, be accurate and complete in all material respects and not misleading, and will not omit to state any fact or information which would be material to such person or company.

Article 7
INDEMNIFICATION AND LEGAL PROCEEDINGS

7.1                   Indemnification. The Parties hereto hereby each agree to indemnify and save harmless the other Party hereto and including, where applicable, their respective subsidiaries and affiliates and each of their respective directors, officers, Employees and agents (each such party being an "Indemnified Party") harmless from and against any and all losses, claims, actions, suits, proceedings, damages, liabilities or expenses of whatever nature or kind and including, without limitation, any investigation expenses incurred by any Indemnified Party, to which an Indemnified Party may become subject by reason of the terms and conditions of this Agreement.

7.2                   No indemnification. This indemnity will not apply in respect of an Indemnified Party in the event and to the extent that a Court of competent jurisdiction in a final judgment shall determine that the Indemnified Party was grossly negligent or guilty of willful misconduct.

7.3                   Claim of indemnification. The Parties hereto agree to waive any right they might have of first requiring the Indemnified Party to proceed against or enforce any other right, power, remedy, security or claim payment from any other person before claiming this indemnity.

7.4                   Notice of claim. In case any action is brought against an Indemnified Party in respect of which indemnity may be sought against either of the Parties hereto, the Indemnified Party will give both Parties hereto prompt written notice of any such action of which the Indemnified Party has knowledge and the relevant Party will undertake the investigation and defense thereof on behalf of the Indemnified Party, including the prompt employment of counsel acceptable to the Indemnified Party affected and the relevant Party and the payment of all expenses. Failure by the Indemnified Party to so notify shall not relieve the relevant Party of such relevant Party's obligation of indemnification hereunder unless (and only to the extent that) such failure results in a forfeiture by the relevant Party of substantive rights or defenses.

7.5                   Settlement. No admission of liability and no settlement of any action shall be made without the consent of each of the Parties hereto and the consent of the Indemnified Party affected, such consent not to be unreasonable withheld.

7.6                   Legal proceedings. Notwithstanding that the relevant Party will undertake the investigation and defense of any action, an Indemnified Party will have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel will be at the expense of the Indemnified Party unless:

(a)        such counsel has been authorized by the relevant Party;

(b)        the relevant Party has not assumed the defense of the action within a reasonable period of time after receiving notice of the action;

(c)        the named parties to any such action include that any Party hereto and the Indemnified Party shall have been advised by counsel that there may be a conflict of interest between any Party hereto and the Indemnified Party; or

(d)        there are one or more legal defenses available to the Indemnified Party which are different from or in addition to those available to any Party hereto.

7.7                   Contribution. If for any reason other than the gross negligence or bad faith of the Indemnified Party being the primary cause of the loss claim, damage, liability, cost or expense, the foregoing indemnification is unavailable to the Indemnified Party or insufficient to hold them harmless, the relevant Party shall contribute to the amount paid or payable by the Indemnified Party as a result of any and all such losses, claim, damages or liabilities in such proportion as is appropriate to reflect not only the relative benefits received by the relevant Party on the one hand and the Indemnified Party on the other, but also the relative fault of relevant Party and the Indemnified Party and other equitable considerations which may be relevant. Notwithstanding the foregoing, the relevant Party shall in any event contribute to the amount paid or payable by the Indemnified Party, as a result of the loss, claim, damage, liability, cost or expense (other than a loss, claim, damage, liability, cost or expenses, the primary cause of which is the gross negligence or bad faith of the Indemnified Party), any excess of such amount over the amount of the fees actually received by the Indemnified Party hereunder.

7.8                   Further Indemnification. The parties hereto agree to execute that certain Indemnifcation Agreement, the form of which is attached hereto as Appendix 1.

Article 8
FORCE MAJEURE

8.1                   Events. If either Party hereto is at any time either during this Agreement or thereafter prevented or delayed in complying with any provisions of this Agreement by reason of strikes, walk-outs, labour shortages, power shortages, fires, wars, acts of God, earthquakes, storms, floods, explosions, accidents, protests or demonstrations by environmental lobbyists or native rights groups, delays in transportation, breakdown of machinery, inability to obtain necessary materials in the open market, unavailability of equipment, governmental regulations restricting normal operations, shipping delays or any other reason or reasons beyond the control of that Party, then the time limited for the performance by that Party of its respective obligations hereunder shall be extended by a period of time equal in length to the period of each such prevention or delay.

8.2                   Notice. A Party shall within three calendar days give notice to the other Party of each event of force majeure under section "8.1" hereinabove, and upon cessation of such event shall furnish the other Party with notice of that event together with particulars of the number of days by which the obligations of that Party hereunder have been extended by virtue of such event of force majeure and all preceding events of force majeure.

Article 9
ARBITRATION

9.1                   Matters for arbitration. Except for matters of indemnity or in the case of urgency to prevent material harm to a substantive right or asset, the Parties agree that all questions or matters in dispute with respect to this Agreement shall be submitted to arbitration pursuant to the terms hereof. This provision shall not prejudice a Party from seeking a Court order or assistance to garnish or secure sums or to seek summary remedy for such matters as counsel may consider amenable to summary proceedings.

9.2                   Notice. It shall be a condition precedent to the right of any Party to submit any matter to arbitration pursuant to the provisions hereof that any Party intending to refer any matter to arbitration shall have given not less than five business days' prior written notice of its intention to do so to the other Parties together with particulars of the matter in dispute. On the expiration of such five business days the Party who gave such notice may proceed to refer the dispute to arbitration as provided for in section "9.3" hereinbelow.

9.3                   Appointments. The Party desiring arbitration shall appoint one arbitrator, and shall notify the other Parties of such appointment, and the other Parties shall, within five business days after receiving such notice, appoint an arbitrator, and the two arbitrators so named, before proceeding to act, shall, within five business days of the appointment of the last appointed arbitrator, unanimously agree on the appointment of a third arbitrator, to act with them and be chairperson of the arbitration herein provided for. If the other Parties shall fail to appoint an arbitrator within five business days after receiving notice of the appointment of the first arbitrator, and if the two arbitrators appointed by the Parties shall be unable to agree on the appointment of the chairperson, the chairperson shall be appointed in accordance with the Arbitration Act. Except as specifically otherwise provided in this section, the arbitration herein provided for shall be conducted in accordance with such Arbitration Act. The chairperson, or in the case where only one arbitrator is appointed, the single arbitrator, shall fix a time and place for the purpose of hearing the evidence and representations of the Parties, and the chairperson shall preside over the arbitration and determine all questions of procedure not provided for by the Arbitration Act or this section. After hearing any evidence and representations that the Parties may submit, the single arbitrator, or the arbitrators, as the case may be, shall make an award and reduce the same to writing, and deliver one copy thereof to each of the Parties. The expense of the arbitration shall be paid as specified in the award.

9.4                   Award. The Parties agree that the award of a majority of the arbitrators, or in the case of a single arbitrator, of such arbitrator, shall be final and binding upon each of them.

Article 10
GENERAL PROVISIONS

10.1                 No assignment. This Agreement may not be assigned by any Party hereto except with the prior written consent of the other Parties.

10.2                 Notice. Each notice, demand or other communication required or permitted to be given under this Agreement shall be in writing and shall be sent by prepaid registered mail deposited in a recognized post office and addressed to the Party entitled to receive the same, or delivered to such Party, at the address for such Party specified on the front page of this Agreement. The date of receipt of such notice, demand or other communication shall be the date of delivery thereof if delivered, or, if given by registered mail as aforesaid, shall be deemed conclusively to be the third business day after the same shall have been so mailed, except in the case of interruption of postal services for any reason whatsoever, in which case the date of receipt shall be the date on which the notice, demand or other communication is actually received by the addressee. Any Party may at any time and from time to time notify the other Parties in writing of a change of address and the new address to which notice shall be given to it thereafter until further change. All notices shall also be sent electronically.

10.3                 Time of the essence. Time will be of the essence of this Agreement.

10.4                 Enurement. This Agreement will enure to the benefit of and will be binding upon the Parties hereto and their respective heirs, executors, administrators and assigns.

10.5                 Currency. Unless otherwise stipulated, all payments required to be made pursuant to the provisions of this Agreement and all money amount references contained herein are in lawful currency of the United States.

10.6                 Further assurances. The Parties will from time to time after the execution of this Agreement make, do, execute or cause or permit to be made, done or executed, all such further and other acts, deeds, things, devices and assurances in law whatsoever as may be required to carry out the true intention and to give full force and effect to this Agreement.

10.7                 Representation and costs. It is hereby acknowledged by each of the Parties hereto that Lang Michener LLP, Lawyers - Patent & Trade Mark Agents, acts solely for the Company, and, correspondingly, that the Employee has been required by each of Lang Michener LLP and the Company to obtain independent legal advice with respect to his review and execution of this Agreement. In addition, it is hereby further acknowledged and agreed by the Parties hereto that Lang Michener LLP, and certain or all of its principal owners or associates, from time to time, may have both an economic or shareholding interest in and to Company and/or a fiduciary duty to the same arising from either a directorship, officership or similar relationship arising out of the request of the Company for certain of such persons to act in a similar capacity while acting for the Company as counsel. Correspondingly, and even where, as a result of this Agreement, the consent of each Party hereto to the role and capacity of Lang Michener LLP, and its principal owners and associates, as the case may be, is deemed to have been received, where any conflict or perceived conflict may arise, or be seen to arise, as a result of any such capacity or representation, each Party hereto acknowledges and agrees to, once more, obtain independent legal advice in respect of any such conflict or perceived conflict and, consequent thereon, Lang Michener LLP, together with any such principal owners or associates, as the case may be, shall be at liberty at any time to resign any such position if it or any Party hereto is in any way affected or uncomfortable with any such capacity or representation.

10.8                 Applicable law. The situs of this Agreement is Vancouver, British Columbia, Canada, and for all purposes this Agreement will be governed exclusively by and construed and enforced in accordance with the laws and Courts prevailing in the Province of British Columbia, Canada, and the federal laws of Canada applicable thereto.

10.9                 Severability and construction. Each Article, section, paragraph, term and provision of this Agreement, and any portion thereof, shall be considered severable, and if, for any reason, any portion of this Agreement is determined to be invalid, contrary to or in conflict with any applicable present or future law, rule or regulation in a final unappealable ruling issued by any court, agency or tribunal with valid jurisdiction in a proceeding to which any Party hereto is a party, that ruling shall not impair the operation of, or have any other effect upon, such other portions of this Agreement as may remain otherwise intelligible (all of which shall remain binding on the Parties and continue to be given full force and effect as of the date upon which the ruling becomes final).

10.10               Captions. The captions, section numbers and Article numbers appearing in this Agreement are inserted for convenience of reference only and shall in no way define, limit, construe or describe the scope or intent of this Agreement nor in any way affect this Agreement.

10.11               Counterparts. This Agreement may be signed by the Parties hereto in as many counterparts as may be necessary, and via facsimile if necessary, each of which so signed being deemed to be an original and such counterparts together constituting one and the same instrument and, notwithstanding the date of execution, being deemed to bear the Effective Date as set forth on the front page of this Agreement.

10.12               No partnership or agency. The Parties have not created a partnership and nothing contained in this Agreement shall in any manner whatsoever constitute any Party the partner, agent or legal representative of the other Parties, nor create any fiduciary relationship between them for any purpose whatsoever.

10.13               Consents and waivers. No consent or waiver expressed or implied by either Party in respect of any breach or default by the other in the performance by such other of its obligations hereunder shall:

(a)       be valid unless it is in writing and stated to be a consent or waiver pursuant to this section;

(b)       be relied upon as a consent to or waiver of any other breach or default of the same or any other obligation;

(c)       constitute a general waiver under this Agreement; or

(d)       eliminate or modify the need for a specific consent or waiver pursuant to this section in any other or subsequent instance.

                       IN WITNESS WHEREOF the Parties hereto have hereunto set their respective hands and seals as at the Effective Date as hereinabove determined.
The COMMON SEAL of MIV THERAPEUTICS, INC., the Company herein, was hereunto affixed in the presence of: s/s "Alan P. Lindsay", Chairman Authorized Signatory	) ) ) ) ) ) ) )	(C/S)

Dr. I. Mark Landy the Employee herein s/s "Dr. I. Mark Landy" Dr. I. Mark Landy	) ) ) ) ) )

__________

Schedule A

                       This is Schedule "A" to that certain Employment Agreement, dated for reference effective on January 15, 2008, as entered into between MIV Therapeutics, Inc. and Dr. I. Mark Landy.

Underlying Agreement

Refer to the materials attached hereto.